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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Form 10-K for the year ended December 31, 2002 of The PNC Financial Services Group, Inc. (the "Corporation") and the following Registration Statements of our report dated February 17, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets), appearing in the Annual Report to Shareholders of The PNC Financial Services Group, Inc. for the year ended December 31, 2002 and to the reference to auditors' reports under the headings "Experts" or "Interests of Named Experts and Counsel", as applicable, in the following Registration Statements and related prospectuses:

o Forms S-8 relating to the Corporation's 1997 Long-Term Incentive Award Plan (formerly the Corporation's 1987 Senior Executive Long-Term Incentive Award Plan, as amended the 1992 Long-Term Incentive Award Plan) (Nos. 33-28828, 33-54960, and 333-53806)

o Form S-3 relating to the Corporation's Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)

o Form S-8 relating to the Corporation's Employee Stock Purchase Plan (No. 333-25867)

o Form S-8 relating to the Corporation's Incentive Savings Plan (formerly The PNC Financial Services Group, Inc. Incentive Savings Plan and PNC Retirement Savings Plan) (Nos. 33-25140, 333-03901 and 333-65042)

o Forms S-8 relating to the Corporation's Supplemental Incentive Savings Plan and the Corporation and Affiliates Deferred Compensation Plan (Nos. 333-18069 and 333-65040)

o Forms S-3 relating to the shelf registration of capital securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E and PNC Capital Trust F, fully and unconditionally guaranteed, to the extent described therein, by the Corporation (Nos. 333-50651, 333-50651-01, 333-50651-02,
     333-50651-03, and 333-50651-04)

o Forms S-3 relating to the shelf registration of debt securities of PNC Funding Corp., unconditionally guaranteed by the Corporation, and/or warrants to purchase such debt securities, and/or common stock and/or preferred stock and/or depository shares of the Corporation and/or warrants to purchase such common stock, preferred stock and/or depository shares (Nos. 333-69576 and 333-69576-01)

o Form S-8 relating to the Corporation's 1996 Executive Incentive Award Plan (No. 333-74666)

o Form S-4 relating to the registration of securities of the Corporation issuable to shareholders of United National Bancorp upon consummation of the merger of United National Bancorp with and into a subsidiary of the Corporation (No. 333-109575)

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
October 22, 2003